UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

FULGENT GENETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	81-2621304
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4978 Santa Anita Avenue Temple City, California	91780
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, $0.0001 par value per share (“Common Stock”), of Fulgent Genetics, Inc. (the “Registrant”) included under the heading “Description of Capital Stock” in the prospectus forming a part of the Registrant’s Registration Statement on Form S-1 (File No. 333-213469), initially filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on September 2, 2016, as subsequently amended (the “Registration Statement”), is incorporated herein by reference. The description of the Common Stock included under such heading in the prospectus relating to the Registration Statement to be filed with the Commission pursuant to Rule 424(b) under the Act shall be deemed to be incorporated herein by reference.

The Common Stock to be registered hereunder has been approved for listing on The NASDAQ Stock Market LLC under the symbol “FLGT.”

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith because no other securities of the Company are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

FULGENT GENETICS, INC.

Date: September 26, 2016	By:	/s/ Paul Kim
	Name:	Paul Kim
	Title:	Chief Financial Officer

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